Exhibit 10.3

Filing Ref.:	Limoneira Company	Loan/Supplement Number:	8363846-201
		Customer Number:	0005229057

PROMISSORY NOTE AND SUPPLEMENT

TO MASTER LOAN AGREEMENT

This Non-revolving Credit Facility Supplement (alternately, “Note” or “Supplement”) to a Master Loan Agreement dated June 1, 2021 (“MLA”) is established as of June 1, 2021 between the undersigned Borrower and Lender identified herein. This Supplement is executed, delivered and accepted not in payment of but for the purpose of amending, restating and replacing the following described notes(s), and renewing any unpaid balance(s) evidenced thereby: Loan/Supplement number 8363846-201, dated June 19, 2017. This Supplement also evidences an additional loan advance(s) to the extent the Commitment under this Supplement exceeds the renewed unpaid balance(s) referred to above.

1.            PROMISE TO PAY. For value received, Limoneira Company, a Delaware Corporation (“Borrower”) promises to pay to the order of Farm Credit West, PCA (“Lender”), a corporation organized under the laws of the United States of America, with its office at 2031 Knoll Drive, Ventura, CA 93003-7301 or at such other place as may be designated in writing by Lender, the principal sum of $40,000,000.00 (Forty Million Dollars and Zero Cents) (“Commitment”), or so much of that sum as may be advanced by Lender from time to time, together with interest on the unpaid principal balance as specified in Section 3 below. All defined terms used in this Supplement shall have the same meaning as set forth in the MLA. All Indebtedness shall be payable by Borrower only in lawful money of the United States of America.

1.1	NON-REVOLVING CREDIT FACILITY. On the terms and conditions in the MLA and this Supplement, Lender agrees to make Loan advances to Borrower during the period set forth below in the aggregate principal amount not to exceed at any one time outstanding the Commitment or the borrowing base or other guidelines where applicable, whichever is less. Amounts borrowed and later repaid may not be reborrowed.

1.2	TERM. The term of the Commitment shall be from the date of this Supplement up to and including the Maturity Date, or such later date as Lender may in its sole discretion authorize in writing. Borrower may draw funds only during the term of the Commitment.

1.3	ONGOING REQUIREMENTS AND REPRESENTATIONS. At the time of any draw request or draw by Borrower or advance of Loan funds by Lender, Borrower shall not be in default hereunder. Any request for or acceptance of a draw by Borrower constitutes an ongoing representation by Borrower that Borrower continues to comply with the conditions and terms in this Agreement, the Security Instruments or any Loan Document in connection herewith, and that title to the Property defined in the Security Instruments has not been transferred without Lender’s written consent. If a default occurs, one of Lender’s remedies includes Lender’s right to immediately terminate Borrower’s right to make draws hereunder, with or without notice to Borrower.

1.4	PROCEDURE FOR DRAWING FUNDS. All draws requested hereunder shall comply with applicable procedures established by Lender from time to time. Lender’s records shall be conclusive evidence of draw requests. Each advance of Loan funds hereunder may be made upon a verbal, written, or telecopied request from Borrower to Lender. Lender may rely on any verbal request for a draw as fully as if such request were in writing. Upon fulfillment of the applicable conditions for making a draw, Lender shall disburse the amount of the requested draw to Borrower in such manner as Lender and Borrower may from time to time agree.

2.	PAYMENTS.

Sixty (60) Monthly interest only payments in the amount billed, beginning on July 1, 2021. One (1) installment of interest in the amount billed and principal to be paid on July 1, 2026.

MLA Supplement -Non-revolving Credit (Rev. 09.16)	Page 1 of 5

Filing Ref.:	Limoneira Company	Loan/Supplement Number:	8363846-201
		Customer Number:	0005229057

Payments, other than those required in this Section or elsewhere herein, may be made at any time and in any amount during the term of this Note, unless limited or prohibited herein or unless otherwise required by Lender in writing. This Loan is due and payable in full on July 1, 2026 (“Maturity Date”), at which time Borrower shall pay the unpaid principal balance and all accrued interest in full.

At Lender’s option, a change in the interest rate or an advance may either increase or decrease one or more of the following: the amount of each installment due, the amount of the final installment (resulting in a final installment due at the Maturity Date which may be greater than any previous installments) or the total number of installments due.

3.	INTEREST.

3.1	INITIAL INTEREST RATE. Interest will be charged on the entire unpaid principal balance of this Note, including payments not made when due and any other sums owing hereunder, at a fixed interest rate of 4.77% per year (the “Fixed Rate”) and such rate shall continue for a period of 1 year and 1 month (the “Fixed Rate Term”). At the end of the Fixed Rate Term, the interest rate shall then convert to interest at a Variable Interest Rate, as described in Section 3.5 below. Interest will be calculated on the basis of a 365-day year and the actual number of days in each month. Interest charges will begin on the date Lender disburses principal and continue until the Indebtedness is paid in full with interest.

Interest charged hereunder, including any acceleration interest rate, all late charges, default interest and other charges described in Section 4 below, and all other amounts charged hereunder, shall not be limited by the laws of any state, including any state laws relating to a legal rate or other interest rate, but shall be governed solely by applicable federal laws.

3.2	CHANGE OF INTEREST RATE. At the end of the Fixed Rate Term, on July 1, 2022, unless the remaining balance of the Note is repaid or fixed for an additional period, the Fixed Rate for this Note shall automatically convert to the then current Variable Interest Rate for which this Note is eligible, as described in Section 3.5 below. Thereafter, all Variable Interest Rate provisions shall apply to this Note.

3.3	INTEREST RATE ON DEFAULT. If the Indebtedness shall become due because of a default under this Note interest for this Note shall continue pursuant to the terms of this Note until all the Indebtedness is paid in full.

3.4	NOTICE. At the end of the Fixed Rate Term, or if the interest rate changes for any other reason, Lender will give Borrower notice of such rate change to the extent required by then applicable law. Any notices under this Supplement shall be given in accordance with the notice section of the MLA.

3.5	VARIABLE INTEREST RATE. Indebtedness converting to the Variable Interest Rate upon the expiration of the Fixed Rate Term shall: a) bear interest at the Variable Interest Rate from the date of expiration of the Fixed Rate Term until the Maturity Date unless another rate is established; and b) be repaid in installments calculated at the Variable Interest Rate sufficient to pay the account in full on the Maturity Date.

The Variable Interest Rate applicable to the Indebtedness after conversion shall be the Variable Rate established by Lender corresponding to the interest rate group to which the Indebtedness is assigned at any time (“Variable Interest Rate”). Interest charges will begin on date the interest rate is converted hereto, and continue until the full amount of the Indebtedness has been paid in full with interest.

Change in interest rate and interest rate group. The Variable Interest Rate applicable to the Indebtedness may be adjusted automatically, as of the first day of any month, to the Variable Interest Rate corresponding to the interest rate group to which such Indebtedness is assigned under the provisions of Lender's variable interest rate plan in effect at that time. In adjusting the Variable Interest Rate, Lender considers certain standard factors set forth in the plan, including but not limited to, changes in its costs of funds, operating expenses, earnings requirements to meet certain capital objectives, credit risk factors, and the competitive environment, which factors may change during the term of this Note.

MLA Supplement -Non-revolving Credit (Rev. 09.16)	Page 2 of 5

Filing Ref.:	Limoneira Company	Loan/Supplement Number:	8363846-201
		Customer Number:	0005229057

Borrower understands and agrees that: (a) the interest rate group to which the Indebtedness is assigned may be changed at any time to any other interest rate group, based on Lender's evaluation of the change in Borrower's credit quality, quality of collateral, costs of servicing the loan, and other factors which are set forth in Lender's interest rate plan in effect at that time; and (b) the interest rate group to which the Indebtedness is assigned may be automatically adjusted to the highest interest rate group if a default shall occur under this Note or under any other note or agreement between Borrower and Lender.

4.            INTEREST FOR OVERDUE PAYMENTS. Any interest or other sum owed hereunder which is not paid when due shall be added to the outstanding principal balance of the Loan and such combined amount shall thereafter bear interest at the same rate as the principal portion of the Loan.

5.            DEFAULT AND REMEDIES. Borrower is in default on this Supplement if Borrower is in default under the MLA. If a default occurs, Lender shall have all the Remedies in the MLA.

6.	SECURITY. The security given by Borrower to Lender includes, without limitation, the following:

6.1	By signing below, the undersigned individually and collectively represent that there have been NO CHANGES in the ownership, condition, or location of any collateral previously pledged to Lender, which is also pledged as Collateral for this Note.
6.2	This Note is secured by a real estate Deed of Trust recorded on 06/22/2017, Instrument # 20170622-00081038-0, as supplemented or amended from time to time, in the official records of Ventura County, State of California.
6.3	This Note is secured by a real estate Deed of Trust recorded on 06/22/2017, Instrument # 2017-00035918, as supplemented or amended from time to time, in the official records of Tulare County, State of California.
6.4	This Note shall be secured by a security interest in personal property granted by the Security Instruments and all additions, replacements or amendments thereto as such may be made from time to time.

7.            PREPAYMENT; REAMORTIZATION; REFINANCE; INTEREST RATE CONVERSION. A payment, in any amount, made in advance of the scheduled payment date is a “prepayment”. Borrower is subject to the following provisions in the event a prepayment is made.

7.1	PREPAYMENT PROCEDURES. Any prepayment, as well as any Prepayment Fee and Prepayment Surcharge will only be accepted in accordance with Lender’s established procedures. If Borrower, in making a prepayment, intends the prepayment to be applied to reduce the principal balance of the Account, Borrower must so inform Lender in writing accompanying the prepayment. Unless agreed to in writing otherwise, Lender may apply all prepayments in such manner as Lender, in its sole discretion, may determine.

7.2	REAMORTIZATION. Upon the making of a partial prepayment, Borrower may request to have the amount of future installments reamortized over the remaining term of the Loan, but only if Borrower so notifies Lender at the time Borrower makes the partial prepayment and only if, upon Lender’s approval of the request, Borrower pays to Lender any fees and costs that Lender may charge for such reamortization.

7.3	INTEREST RATE CONVERSION/REFINANCE. Lender may from time to time offer other loan or interest rate products for which Borrower qualifies. Borrower acknowledges that it may not refinance or convert this Note to another loan or interest rate product with Lender unless Borrower qualifies for such loan or interest rate product and pays to Lender any fees and costs that Lender may charge for such refinance or conversion.

7.4	PREPAYMENT FEE. A fee equal to 0.50 % of the amount prepaid (“Prepayment Fee”) must be paid with the prepayment. Prepayments resulting from Lender’s application of condemnation or insurance loss proceeds will not be subject to the Prepayment Fee, but will be subject to the Prepayment Surcharge defined below.

MLA Supplement -Non-revolving Credit (Rev. 09.16)	Page 3 of 5

Filing Ref.:	Limoneira Company	Loan/Supplement Number:	8363846-201
		Customer Number:	0005229057

7.5	PREPAYMENT SURCHARGE. In addition to the Prepayment Fee, Borrower must also pay to Lender (a) any amount charged to Lender with respect to such prepayment by any farm credit bank or other provider of financing or funding to Lender, and (b) any other cost or loss suffered by Lender as a result of the prepayment (collectively a “Prepayment Surcharge”).

7.6	CHARGES DUE WITH PREPAYMENT. The Prepayment Fee and, if applicable, the Prepayment Surcharge must be paid prior to or concurrent with the amount prepaid, as a condition to Lender’s acceptance of the prepayment.

7.7	ACCELERATION. If the Maturity Date of this Note is accelerated, for any reason, including default or unauthorized transfer of an interest in any Collateral, and the entire Indebtedness becomes immediately due and payable, a tender of payment of the amount necessary to satisfy the entire Indebtedness will be deemed a prepayment, and must include the Prepayment Fee and Prepayment Surcharge.

7.8	WAIVER OF STATUTORY RIGHT TO PREPAY WITHOUT PENALTY OR CHARGE UPON CONVEYANCE OF REAL PROPERTY COLLATERAL. By the initials below, Borrower waives any right under Section 2954.10 of the California Civil Code, or under similar laws in other jurisdictions, to prepay the Note, in whole or in part, without penalty, including any right to prepay the Note without also paying the Prepayment Fee and Prepayment Surcharge following Lender's acceleration of the Maturity Date of the Note upon any unauthorized conveyance or transfer of an interest in any real property securing the Note or any guaranty of the Note.

INITIALS OF BORROWER: ______ ______

8.            LEGAL ENTITY STATUS. If Borrower is a legal entity, by signing below, the undersigned representatives of such entity certify that there have been NO CHANGES in: the entity’s, directors, officers, partners, managers, trustees or beneficiaries; or in the entity’s lawful powers to borrow or encumber entity assets to secure its debts; or in the authority of any person signing below to act for and bind the entity; or in the entity’s Articles, Bylaws, or other applicable legal documents creating or sustaining the entity since the later of delivery to Lender of the last statement proving entity status and authorization or such entity organizational documents and consents as requested by Lender.

9.            REIMBURSEMENT OF CHARGES. If any Farm Credit bank or any other provider of financing or funding to Lender shall assess against Lender any fee, cost, charge, or other amount with respect to the Indebtedness, Borrower shall reimburse Lender on demand for the amount thereof, regardless of whether such assessment arose from actions taken by Borrower.

10.            REAL ESTATE SECURED NOTE. This Note is secured by a Security Instrument which describes how and under what conditions all amounts owed under this Note may become immediately due and payable. One of those conditions relates to any transfer of the property covered by the Security Instrument and to certain other transfers. Refer to each Security Instrument for the specific conditions and requirements. When the Security Instrument is a Deed of Trust, the Deed of Trust provides as follows:

DUE ON SALE OR TRANSFER. In the event the Property, (including any existing or subsequently acquired or created Water Asset), or any interest therein, is transferred or agreed to be transferred or any right to drill oil, gas or minerals is exercised in, on, or under the Property, without Beneficiary's prior written consent, except as specifically allowed under Section 6 above, all Indebtedness, irrespective of the maturity dates, at the option of the holder hereof, and without demand or notice, shall immediately become due and payable. As used herein, “transferred” means sold, conveyed, alienated, exchanged, transferred by gift, further encumbered, pledged, hypothecated, made subject to an option to purchase, or otherwise disposed of, directly or indirectly, or in trust, voluntarily or involuntarily, by Trustor or by operation of law or otherwise. Failure to exercise such option shall not constitute a waiver of the right to exercise this option in the event of subsequent transfer or subsequent agreement to transfer.

MLA Supplement -Non-revolving Credit (Rev. 09.16)	Page 4 of 5

Filing Ref.:	Limoneira Company	Loan/Supplement Number:	8363846-201
		Customer Number:	0005229057

If Trustor is an entity other than a natural person (such as a corporation or other organization), then all Indebtedness, irrespective of the maturity date, at the option of Beneficiary, and without demand or notice, shall become immediately due and payable if: Trustor is dissolved or its existence as a legal entity is terminated.

11.            Counterpart Signatures. This Note may be signed in one or more counterparts which shall constitute one and the same Note. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Note.

12.            SPECIAL REPRESENTATIONS, WARRANTIES, CONDITIONS AND COVENANTS.

12.1	COMBINED COMPLIANCE CERTIFICATE. Concurrently with the delivery of the FYE (Borrower’s SEC Form 10-K) and quarterly (Borrower’s SEC Form 10-Q) Financial Statements required under the MLA, Borrower shall deliver to Lender a duly completed Combined Compliance Certificate, certifying that all information contained therein is complete and correct and that no Default exists under this Supplement or the other Loan Documents or, if any such Default shall exist, stating the nature and status of such event. The term "Combined Compliance Certificate" means a certificate substantially in form and substance satisfactory to Lender, executed on behalf of Borrower by an authorized party of Borrower, to determine the Applicable Margin and to evidence compliance with the financial covenants contained in this Supplement and the MLA, substantially the form set forth in Exhibit A attached hereto.

REPRESENTATIVES OF LENDER ARE NOT AUTHORIZED TO MAKE ANY ORAL AGREEMENTS OR ASSURANCES. DO NOT SIGN THIS AGREEMENT IF YOU BELIEVE THAT THERE ARE ANY AGREEMENTS OR UNDERSTANDINGS BETWEEN YOU AND LENDER THAT ARE NOT SET FORTH IN WRITING IN THIS AGREEMENT OR IN OTHER LOAN DOCUMENTS PERTAINING TO THIS LOAN.

This Supplement has been executed as of the date first written above.

Signers:

Limoneira Company, a Delaware Corporation

By:
Harold S. Edwards, as President

By:
Mark Palamountain, as Secretary

MLA Supplement -Non-revolving Credit (Rev. 09.16)	Page 5 of 5